EXHIBIT 99.1
Cannae Reports First Quarter 2020 Results
Las Vegas, NV -- (May 7, 2020) -- Cannae Holdings, Inc. (NYSE:CNNE) ("Cannae" or the "Company") today reported operating results for the three-month period March 31, 2020.

During the first quarter of 2020, Cannae successfully executed its plan of monetizing legacy investments, making new investments, nurturing its core portfolio companies, and adding to the Company’s liquidity for future investment.
Highlights

•
On January 30, 2020, Dun & Bradstreet (“D&B”) repriced its $2.53 billion term loan B facility reducing its interest rate by 100 basis points with a further 25 basis point reduction upon completion of a public offering

•	On February 19, 2020, Cannae sold 3.9 million common shares of Ceridian HCM Holdings Inc. (“Ceridian”) and received gross proceeds of $283.7 million and recorded a gain of $223.1 million

•	On March 19, 2020 Cannae completed the previously announced investment in AmeriLife Group, LLC with THL Partners. Cannae funded $125.0 million in equity for a 20% interest

•	As of March 31, 2020, holding company cash totaled $398.7 million, providing ample capacity for future transactions

•	Total book value of portfolio company investments was $2.2 billion, or $27.57 per share, as of March 31, 2020 compared to total book value of $1.5 billion, or $18.72 per share, at December 31, 2019
Ceridian

•
Effective in the first quarter of 2020, Cannae has changed its accounting method for Ceridian and now recognizes the investment at fair market value for balance sheet purposes with a final balance of $993.4 million and reflecting a gain of $684.9 million

•	Cannae owns 19.7 million shares of Ceridian that are worth $1.2 billion as of April 30, 2020
Dun and Bradstreet

•
For the quarter ended March 31, 2020, D&B had total GAAP revenue of $395.3 million, an increase of 12.1% compared to total GAAP revenue of $352.8 million in the first quarter of 2019. 2019 GAAP revenue includes a reduction of revenue recognized due to deferred revenue purchase accounting adjustments associated with D&B's acquisition in February 2019

•	D&B's first quarter 2020 Adjusted Revenue, a non-GAAP measure, was $414.3 million, reflecting 3.0% organic growth compared Adjusted Revenue of $402.1 million for the 2019 first quarter

•	For the quarter ended March 31, 2020, D&B had total GAAP net income of $41.5 million an increase of 123.7% compared to net loss of $175.0 million in the 2019 first quarter

•	D&B's first quarter 2020 Adjusted EBITDA, a non-GAAP measure, was $150.9 million, an increase of 17.0% compared to Adjusted EBITDA of $129.0 million for the first quarter of 2019

•	Adjusted EBITDA margin in the first quarter was 36.6% compared to 32.2% in the prior year first quarter

“The D&B team continues to make good progress on their strategic initiatives, and is currently focusing on accelerating organic revenue growth and driving meaningful margin expansion. D&B delivered organic revenue growth of 3.0% and improved adjusted EBITDA margins by 440 basis points to 36.6%, as compared to the first quarter of 2019. Additionally, the team successfully completed a $200 million cost reduction plan at year end 2019 and have identified $50 million of additional cost savings to be taken out over the balance of 2020,” commented Chairman William P. Foley, II.

Restaurant Group

•	$169.9 million in total revenue and a pretax loss of $20.9 million for the first quarter, versus $257.8 million in total revenue and a pretax loss of $8.1 million in the first quarter of 2019

•	EBITDA of $(10.1) million for the first quarter, versus EBITDA of $2.6 million in the first quarter of 2019

•	Adjusted EBITDA of $(3.5) million for the first quarter, versus Adjusted EBITDA of $2.6 million in the first quarter of 2019

•	Announced restructuring of American Blue Ribbon Holdings LLC (“Blue Ribbon”) in January 2020, which includes Village Inn, Bakers Square and Legendary Baking concepts

Liquidity
“During the COVID-19 pandemic, our first priority is the health and safety of our employees and customers across all of our portfolio companies.” Mr. Foley concluded, “Our strong balance sheet with approximately $400 million in cash and no debt enables Cannae to continue to nurture our portfolio companies while also maintaining ample capital to deploy on investments. We believe opportunities to invest in good companies at attractive values will present themselves.”

Conference Call
As previously announced, Cannae will host a conference call May 7, 2020, to discuss its first quarter 2020 results at 12:00 pm (Eastern Time). The conference call can be accessed by dialing 1-877-300-8521 (domestic) or 1-412-317-6026 (international) and asking for the Cannae Holdings First Quarter 2020 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and providing the access code 10143029. The telephonic replay will be available until 11:59 pm (Eastern Time) on May 14, 2020.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.
Cannae (NYSE:CNNE) is a diversified holding company which boasts a strong track record of both operating and investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holding Inc., The Dun & Bradstreet Corporation, 99 Restaurants Holdings, LLC, O’Charley’s, LLC, AmeriLife Group, LLC, and Coding Solutions Topco, Inc. (inclusive of T-System Holding, LLC). More information about Cannae can be found at www.cannaeholdings.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures for D&B and Restaurant Group which we believe provides useful information to investors and ratings agencies regarding our affiliates’ results, operating trends and performance between periods.

D&B’s non-GAAP measures include adjusted revenue, adjusted earnings before interest, taxes and depreciation and amortization (adjusted EBITDA), and adjusted EBITDA as a percent of revenue (adjusted EBITDA margin). Adjusted results are non-GAAP measures that eliminate the impact due to purchase accounting application and divestitures, restructuring charges, equity based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of D&B’s business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws and material tax and legal settlements). In addition, D&B isolates the effects of changes in foreign exchange rates on revenue growth because it believes it is useful for investors to be able to compare revenue from one period to another, both after and before the effects of foreign exchange rate changes. The change in revenue performance attributable to foreign currency rates is determined by converting both D&B’s prior and current periods’ foreign currency revenue by a constant rate. As a result, D&B monitors adjusted revenue growth both after and before the effects of foreign exchange rate changes.

We present D&B’s adjusted revenue, adjusted EBITDA and adjusted EBITDA margin because D&B believes that these supplemental non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing D&B’s ongoing performance. D&B’s management regularly uses its supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods.

D&B's non-GAAP adjusted revenue is defined as GAAP revenue adjusted to reflect the elimination of the effect on revenue due to a purchase accounting fair value adjustment to deferred revenue and to include an additional month of revenue in the first quarter of 2019 related to the lag reporting for D&B's international operations, both associated with its Privatization, and revenue adjustment to exclude revenues related to divested and shut-down businesses (if any).

D&B's adjusted EBITDA is defined as net income or loss excluding the following items: (i) dividends allocated to preferred stockholders; (ii) interest expense and income; (iii) other expenses or income; (iv) income tax benefit or provision; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) depreciation and amortization; (viii) revenue and expense adjustments to include results for the period from January 8 to February 7, 2019, for the Predecessor related to the purchase accounting lag adjustment; (ix) deferred revenue purchase accounting adjustment; (x) revenue related to the divested and shut-down businesses (if any); (xi) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (xii) equity-based compensation; (xiii) restructuring charges; (xiv) merger and acquisition related operating costs; (xv) operating costs related to the divested and shut-down businesses (if any); (xvi) transition costs primarily consisting of non-recurring incentive expenses associated with our synergy program; (xvii) legal reserve and costs associated with significant legal and regulatory matters; and (xviii) asset impairment.

D&B's adjusted EBITDA margin is defined as its Adjusted EBITDA as a percentage of adjusted revenue after foreign exchange.

We define our Restaurant Group and Corporate and Other’s Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude non-cash gains and impairment charges.

Any non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation and should be viewed in addition to and not be considered in isolation or as a substitute for analysis of results reported in accordance with GAAP. Further, our non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets and changes in the conditions resulting from the outbreak of a pandemic such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

 CANNAE HOLDINGS, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Three Months Ended
March 31, 2020
Restaurant revenue	$169.9	$169.9	$—
Other operating revenue	3.1	—	3.1
Total operating revenue	173.0	169.9	3.1
Cost of restaurant revenue	153.1	153.1	—
Personnel costs	29.2	8.5	20.7
Depreciation and amortization	8.4	7.7	0.7
Other operating expenses	27.9	18.5	9.4
Goodwill impairment	7.7	7.7	—
Total operating expenses	226.3	195.5	30.8
Operating loss	$(53.3)	$(25.6)	$(27.7)
Interest and investment income	$2.2	$—	$2.2
Interest expense	(3.8)	(3.1)	(0.7)
Realized gains and losses, net	915.1	7.8	907.3
Total other income	913.5	4.7	908.8
Earnings (loss) before tax	$860.2	$(20.9)	$881.1
Income tax expense	$169.4	$—	$169.4
Losses from equity investees	(52.7)	(5.2)	(47.5)
Non-controlling interests	(9.6)	(9.4)	(0.2)
Net earnings (loss) attributable to Cannae common shareholders	$647.7	$(16.7)	$664.4

Per share amounts:
EPS attributable to Cannae common shareholders - basic	$8.19

EPS attributable to Cannae common shareholders - diluted	$8.17
Cannae weighted average shares - basic	79.1
Cannae weighted average shares - diluted	79.3

EBITDA reconciliation:
Earnings (loss) before tax	$860.2	$(20.9)	$881.1
Interest expense	$(3.8)	$(3.1)	$(0.7)
Depreciation and amortization	8.4	7.7	0.7
EBITDA	$872.4	$(10.1)	$882.5
EBITDA margin	nm	(5.9)%	nm
Adjusted EBITDA reconciliation:
EBITDA	$872.4	$(10.1)	$882.5
Non-cash (gains) and asset impairment charges, net	(678.3)	6.6	(684.9)
Adjusted EBITDA	$194.1	$(3.5)	$197.6

CANNAE HOLDINGS, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Three Months Ended
March 31, 2019
Restaurant revenue	$257.8	$257.8	$—
Other operating revenue	4.5	—	4.5
Total operating revenue	262.3	257.8	4.5
Cost of restaurant revenue	227.0	227.0	—
Personnel costs	16.1	12.8	3.3
Depreciation and amortization	10.4	9.7	0.7
Other operating expenses	19.9	16.1	3.8
Total operating expenses	273.4	265.6	7.8
Operating loss	$(11.1)	$(7.8)	$(3.3)
Interest and investment income	$11.0	$—	$11.0
Interest expense	(3.7)	(1.0)	(2.7)
Realized gains and losses	1.6	0.7	0.9
Total other income (expense)	8.9	(0.3)	9.2
(Loss) earnings before tax	$(2.2)	$(8.1)	$5.9
Income tax benefit	$(6.0)	$(0.1)	$(5.9)
Losses from equity investees	(21.4)	—	(21.4)
Losses from discontinued operations, net of tax	(2.3)	—	(2.3)
Non-controlling interests	(3.1)	(2.9)	(0.2)
Net loss attributable to Cannae common shareholders	$(16.8)	$(5.1)	$(11.7)

Per share amounts:
EPS from continuing operations - basic	$(0.21)
EPS from discontinued operations - basic	$(0.03)
EPS attributable to Cannae common shareholders - basic	$(0.24)
EPS from continuing operations - diluted	$(0.21)
EPS from discontinued operations - diluted	$(0.03)
EPS attributable to Cannae common shareholders - diluted	$(0.24)
Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.6

EBITDA reconciliation:
(Loss) earnings before tax	$(2.2)	$(8.1)	$5.9
Interest expense	$(3.7)	$(1.0)	$(2.7)
Depreciation and amortization	10.4	9.7	0.7
EBITDA	$11.9	$2.6	$9.3
EBITDA margin	nm	1.0%	nm
Adjusted EBITDA reconciliation:
EBITDA	$11.9	$2.6	$9.3
Non-cash asset impairment charges	—	—	—
Adjusted EBITDA	$11.9	$2.6	$9.3

CANNAE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND ADJUSTED BOOK VALUE SUMMARY
(In millions)

	March 31, 2020	December 31, 2019
in millions	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$444.3	$533.7
Other current assets	47.1	97.2
Total current assets	$491.4	$630.9
Ceridian equity investment, at fair value	993.4	—
Ceridian equity investment, at book value	—	309.5
D&B equity investment	396.5	385.9
Other equity method investments	362.7	141.1
Lease assets	145.0	192.9
Property and equipment, net	137.9	162.6
Software & intangible assets	38.3	63.1
Goodwill	53.5	66.1
Other non-current assets	86.4	140.1
Total assets	$2,705.1	$2,092.2
Current liabilities:
A/P & other current liabilities	$145.8	$191.7
Notes payable, current	6.3	7.0
Total current liabilities	$152.1	$198.7
Notes payable, non-current	$42.6	$120.1
Other non-current liabilities	305.4	243.6
Total liabilities	$500.1	$562.4
Additional paid in capital	$1,406.1	$1,396.7
Retained earnings	791.3	143.6
Treasury Stock	(16.7)	(5.9)
Accumulated other comprehensive loss	(0.2)	(45.9)
Non-controlling interests	24.5	41.3
Cannae shareholder's equity	$2,205.0	$1,529.8
Total liabilities and equity	$2,705.1	$2,092.2

Adjusted Book Value Summary	March 31, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
Dun & Bradstreet	$423.7	$415.3
Ceridian	836.6	306.1
American Blue Ribbon Holdings	12.7	60.2
O'Charley's	37.6	—
Ninety Nine	76.2	65.3
AmeriLife	121.9	—
Coding Solutions	66.6	66.7
Holding company cash and short-term investments	398.7	465.2
Other investments and holding company liabilities, net	206.5	184.7
Holding company debt	—	(75.0)
Cannae Book Value	$2,180.5	$1,488.5
Outstanding Cannae shares	79.1	79.5
Cannae Book Value per Share	$27.57	$18.72

The following is the cost of invested capital for the Company's current portfolio used in determining management fees payable to our external manager, Trasimene Capital Management, LLC (in millions).

As of March 31, 2020
(Unaudited)
The Dun & Bradstreet Corporation	$526.1
AmeriLife Group, LLC	121.9
99 Restaurants Holdings, LLC	100.0
Coding Solutions Topco, Inc.	60.2
Rock Creek Idaho Holdings, LLC	39.1
QOMPLX, Inc.	30.0
Triple Tree Holdings LLC	15.1
American Blue Ribbon Holdings, LLC and O'Charley's LLC	22.1
FNF NV Brasada, LLC	8.2
Other	198.7
Total cost of invested capital	1,121.4

Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B's net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations.

See the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in D&B.

Our results for the quarter ended March 31, 2019 include our ratable share of the results of Dun & Bradstreet's ultimate parent, Star Parent, L.P. ("Star"), for the period from February 8, 2019, the date we acquired our interest in Star, through March 31, 2019. D&B's results for the quarter ended March 31, 2019 below represent those of Star and D&B's predecessor combined for the full quarter and are presented below for comparative purposes.

D&B Adjusted Revenue Reconciliation (Unaudited)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	Period from February 9, 2019 to March 31, 2019

	(Dollars in millions)
Revenue	$395.3	$352.8	$174.1
Deferred revenue purchase accounting adjustment	17.4	22.1	22.1
International operations lag adjustment	—	25.9	—
Adjusted revenue, after foreign exchange	$412.7	$400.8	$196.2
Impact of foreign exchange fluctuations	1.6	1.3	0.3
Adjusted revenue, before foreign exchange	$414.3	$402.1	$196.5
D&B Adjusted EBITDA Reconciliation - (Unaudited)

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019	Period from February 9, 2019 to March 31, 2019

	(Dollars in millions)
Net earnings (loss) attributable to D&B	$41.5	$(175.0)	$(99.4)
Interest expense, net	82.7	53.2	48.0
Income tax benefit	(74.3)	(57.9)	(30.4)
Depreciation and amortization	134.3	91.6	80.5
EBITDA	184.2	(88.1)	(1.3)
Dividends allocated to preferred stockholders	32.0	17.9	17.9
Other (income) expense, net	(90.0)	81.8	(4.2)
Equity in net income of affiliates	(0.6)	(0.6)	(0.1)
Net income attributable to non-controlling interest	0.4	1.2	0.4
Deferred revenue purchase accounting adjustment	17.4	22.1	22.1
International operations lag adjustment	—	2.7	—
Equity-based compensation	3.8	12.2	0.5
Merger & acquisition costs	2.5	64.3	12.3
Restructuring and transition costs	6.1	19.9	19.5
Nonrecurring charges including asset impairments and legal contingencies	0.1	(0.3)	(0.3)
Other reduced expenses due to purchase accounting	(5.0)	(4.1)	(4.1)
Adjusted EBITDA	$150.9	$129.0	$62.7
Adjusted revenue, after foreign exchange (from above)	$412.7	$400.8	$196.2
Adjusted EBITDA margin	36.6%	32.2%	32.0%